As filed with the Securities and Exchange Commission on September [●], 2026

Registration No. 333-298804

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MILESTONE SCIENTIFIC INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3545623
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification Number)

425 Eagle Rock Avenue, Suite 403

Roseland, New Jersey 07068

(973) 535-2717

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Eric Hines

Chief Executive Officer

Milestone Scientific Inc.

425 Eagle Rock Ave, Suite 403

Roseland, New Jersey 07068

(973) 535-2717

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Lawrence M. Bell, Esq.

Tarter Krinsky & Drogin LLP

1350 Broadway, New York, New York 10018

(212) 574-0392

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒
Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No.1 (this “Amendment”) is being filed to amend the Registration Statement on Form S-3 (File No. 333-298804), originally filed by Milestone Scientific Inc. on September 8, 2026 (the “Registration Statement”). The purpose of this Amendment is to correct a clerical error in the Registration Statement. The signature page to the Registration Statement inadvertently omitted the Company’s signature block. This Amendment also includes an updated Exhibit 5.1, which bears the conformed signature of Tarter Krinsky & Drogin LLP and includes the related consent. Accordingly, this Amendment consists only of the cover page of the Registration Statement, this Explanatory Note, the Exhibit Index to the Registration Statement, the signature pages and Exhibit 5.1 filed herewith. This Amendment does not modify the prospectus contained in Part I of the Registration Statement or any other information in Part II of the Registration Statement, except as expressly set forth herein.

Item 16. Exhibits

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit Number	Exhibit Title

1.1	Form of Underwriting Agreement*
3.1	Restated Certificate of Incorporation, as amended as of August 4, 2026***
4.1	Form of Certificate of Designation*
4.2	Form of Preferred Stock Certificate*
4.3	Form of Warrant or Subscription Agreement*
4.4	Form of Warrant Certificate*
4.5	Form of Unit Certificate*
4.6	Form of Unit Agreement*
5.1	Opinion of Tarter Krinsky & Drogin LLP**
23.1	Consent of CBIZ CPAs P.C. ***
23.2	Consent of Marcum LLP***
23.3	Consent of Tarter Krinsky & Drogin LLP (included in Exhibit 5.1)**
24.1	Power of Attorney***
107.1	Calculation of Registration Statement Fee***

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Filed herewith.
***	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Roseland, State of New Jersey, on September 18, 2026.

MILESTONE SCIENTIFIC INC.

By:	/s/ Eric Hines
Eric	Hines
Chief	Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment to the registration statement has been signed by the following persons in the capacities indicated on September 18, 2026.

Signature	Title

/s/ Eric Hines	Chief Executive Officer
Eric Hines	(Principal Executive Officer) and Director

*	Vice President of Finance and Acting Chief Accounting Officer
Keisha Harcum	(Principal Financial and Accounting Officer)

*	Chairman of the Board
Benedetta Casamento

*	Director
Neal Goldman

*	Director
Didier Demesmin

*	Director
Dr. Dawood Sayed

*	Director
Kelly Ulto

*	Director
Greg Shilling

* By:	/s/ Eric Hines
Eric Hines
Attorney-in-Fact